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                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 28, 1999, with respect to the financial statements of Power Circuits, Inc. included in this Registration Statement and related Prospectus.

/s/ ERNST & YOUNG LLP


Irvine, California
September 13, 2000